Exhibit 10.3
QuidelOrtho Corporation
2026 Inducement Plan
Restricted Stock Unit Award Terms and Conditions

Pursuant to the Restricted Stock Unit Award Grant Notice (“Grant Notice”) and these Restricted Stock Unit Terms and Conditions (the “Terms and Conditions”), QuidelOrtho Corporation (the “Company”) has awarded you Restricted Stock Units pursuant to Section 6.6 of the QuidelOrtho Corporation 2026 Inducement Plan (the “Plan”) for the number of shares of the Company’s common stock (“Common Stock”) indicated in the Grant Notice (collectively, the “Award”). Capitalized terms not explicitly defined in these Terms and Conditions but defined in the Plan shall have the same definitions as in the Plan. As used in the Terms and Conditions, “Service Recipient” means the entity (the Company or the Affiliated Entity) that employs or engages you.

The details of your Award are as follows.

1.Distribution of Shares of Common Stock. The Company will deliver to you a number of shares of Common Stock equal to the number of shares of Common Stock subject to your Award at the time specified in the Grant Notice.

2.Vesting. Your Award vests as described on the Grant Notice.

3.Dividends. Your Award will not accrue or be entitled to receive dividends or Dividend Equivalents, until such time as shares of Common Stock are issued to you pursuant to the Grant Notice.

4.Voting Rights. You will not have any rights of a shareholder with respect to the shares of Common Stock underlying the Award unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

5.Compliance with IRC Section 409A. This Award is intended to comply with Section 409A of the IRC or an exception thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the IRC. If the Award is subject to Section 409A, the requirements applicable to “specified employees” as described in Section 5.14 of the Plan shall apply. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided by this Award comply with Section 409A of the IRC and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the IRC.

6.Compliance with Law. Notwithstanding any other provision in the Plan or these Terms and Conditions, unless there is an available exemption from registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to issue any shares of Common Stock to you prior to the completion of any registration or qualification of the shares of Common Stock under any United States of America (“U.S.A.”, “U.S.” or “United States”) or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or clearance from any U.S. or non-U.S. local, state, or federal governmental agency, which registration, qualification or approval the Company, in its absolute discretion, shall deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any other state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of shares of Common Stock. Further, you agree that the Company shall have unilateral authority to amend the Terms and Conditions to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Common Stock.

7.Responsibility for Taxes. Regardless of any action taken by the Company or, if different, the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Service Recipient in their discretion to be an appropriate charge to you even if legally applicable to the Company or the Service Recipient (the “Tax-Related Items”), is and remains your responsibility and may

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exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including but not limited to the grant or vesting of the Restricted Stock Units, the issuance of shares of Common Stock upon settlement of the Restricted Stock Units, the subsequent sale of shares of Common Stock acquired pursuant to such settlement or the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Restricted Stock Units or any aspect of the Plan to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. To satisfy any withholding obligations of the Company and/or the Service Recipient with respect to Tax-Related Items, you authorize the Company and/or the Service Recipient, or their respective agents, in their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)withholding shares of Common Stock otherwise deliverable upon settlement of the Restricted Stock Units;

(b)withholding from your wages or other cash compensation paid to you by the Company or the Service Recipient;

(c)withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the Restricted Stock Units, either through a voluntary sale or a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); and/or

(d)requiring you to tender a cash payment to the Company or the Service Recipient in the amount of the Tax-Related Items.

Notwithstanding the foregoing, if you are subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 promulgated thereunder, the Company will satisfy the obligations with regard to the Tax-Related Items by withholding shares of Common Stock otherwise deliverable upon settlement of the Restricted Stock Units.

The Company may withhold or account for Tax-Related Items by considering minimum statutory withholding amounts or other withholding rates, including maximum applicable rates in your jurisdiction(s). If Tax-Related Items are withheld in excess of your actual tax liability, you may receive a refund of any over-withheld amount in cash (without any entitlement to the equivalent in shares of Common Stock) or, if not refunded, you may seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you will be deemed to have been issued the full number of shares of Common Stock subject to the Restricted Stock Units, notwithstanding that a number of shares of Common Stock are held back solely for the purpose of satisfying the Tax-Related Items.

You agree to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and/or deliver shares of Common Stock or proceeds from the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

Finally, in the event the Company’s obligation to withhold arises prior to the delivery of shares of Common Stock to you or it is determined after the delivery of shares of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld, you agree to indemnify and hold the Company and the Service Recipient harmless from any failure by the Company or the Service Recipient to withhold the proper amount.

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8.Notices. Any notice required to be delivered to the Company under this Award shall be in writing and addressed to the Company’s Chief Financial Officer at the Company’s principal corporate offices. Any notice required to be delivered to you under this Award shall be in writing and addressed to you at the address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

9.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control; provided, however, that the Grant Notice will govern the timing of any distribution of shares of Common Stock under your Award.

10.Severability. If all or any part of this Award or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award or the Plan not declared to be unlawful or invalid. Any Section of these Terms and Conditions (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

11.Waiver. You acknowledge that a waiver by the Company or breach of any provision of these Terms and Conditions shall not operate or be construed as a waiver of any other provision of these Terms and Conditions, or of any subsequent breach by you or any other Recipient.

12.Clawback. In accordance with Section 5.15 of the Plan, this Award is subject to potential forfeiture or recovery to the fullest extent called for by law, any applicable listing standard, or any current or future clawback policy that may be adopted by the Company from time to time, including, without limitation, any clawback policy adopted to comply with the final rules issued by the SEC and the final listing standards to be adopted by the Nasdaq Stock Market (or the rules of any exchange on which the Common Stock is then listed) pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting this Award, you consent to the potential forfeiture or recovery of this Award and/or shares of Common Stock acquired pursuant to the Award pursuant to applicable law, listing standard, and/or Company clawback policy, and agree to be bound by and comply with the clawback policy and to return the full amount required by the clawback policy. To satisfy any recoupment obligation, you expressly and explicitly authorize the Company to issue instructions, on your behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Common Stock or other amounts acquired pursuant to the Award to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Company upon the Company’s enforcement of the clawback policy or recoupment obligation. To the extent that these Terms and Conditions and the clawback policy conflict, the terms of the clawback policy shall prevail. No recovery of this Award as described in this Section 12 will constitute an event giving rise to your right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used under any plan of, or agreement with, the Company, the Service Recipient and/or you.

13.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or the acquisition or sale of shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

14.Electronic Delivery and Acceptance. By accepting the Award, you consent to receive documents related to the Restricted Stock Units by electronic delivery and, if requested, agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Your consent shall remain in effect throughout your term of employment or service and thereafter, until you withdraw such consent in writing to the Company.

15.Governing Law; Venue. These Terms and Conditions will be interpreted and enforced under the laws of the U.S. State of Delaware (without regard to its choice-of-law provisions). For purposes of any action, lawsuit or

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other proceedings brought to enforce these Terms and Conditions, relating to it, or arising from it, you hereby submit to and consent to the sole and exclusive jurisdiction of the courts of San Diego County, California, U.S.A, or the U.S. federal courts for the Southern District of California, and no other courts, where this grant is made and/or to be performed.
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